SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): August 30, 2005

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NT HOLDING CORP.

(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

385 Freeport, #1

Sparks, NV 89431

(Address of Principal Executive Offices)

917-981-4569

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(A) APPOINTMENT OF DIRECTOR

Effective August 30, 20054, Mr. Ivan Wong was appointed as a member of the board of directors of the Registrant. Mr. Wong is one of the founders of New Life Pharmaceutical Company Limited “New Life” and was appointed as Executive Director and Chief Financial Officer of New Life in 2003. Prior joining New Life, Mr. Wong had held a number of positions namely director, chief financial officer or company secretary in a number of listed companies in Hong Kong. Mr. Wong has extensive experience in accounting, corporate finance, investor relations and mergers and acquisitions. Mr. Wong is a member of the Hong Kong Institute of Certified Public Accountants, the Chartered Association of Certified Accountants (UK), the Hong Kong Institute of Company Secretaries and the Institute of Chartered Secretaries and Administrators (UK). Mr. Wong graduated from Hong Kong Polytechnic in 1989.

(B) DEPARTURE OF PRINCIPAL OFFICERS AND APPOINTMENT OF PRINCIPAL OFFICERS

Effective August 30, 2005, Mr. Alan Lew resigned as Chief Executive Officer, President, Chief Financial Officer and any other capacity as an officer of the Registrant. Also effective August 30, 2005, Mr. Andre Todd resigned as a Director and Secretary of the Registrant, and Mr. Aaron Etra resigned as a Director of the Registrant. Effective upon Mr. Andre Todd’s and Mr. Aaron Etra’s resignations, the Board of Directors appointed Mr. Yue Wei as Chief Executive Officer and Mr. Ivan Wong as President, Chief Financial Officer and Secretary.

Mr. Wei was appointed as Executive Director and Chief Executive Officer of New Life in 2005. Prior to joining New Life, Mr. Wei was the General Manager of a subsidiary of Hayao Holdings Limited, a company listed on the Shanghai Exchange as A Shares and considered the largest pharmaceutical company in China by sales. Mr. Wei has extensive experience in product design, cost control, sales and marketing and the exporting of pharmaceutical products to overseas countries. Mr. Wei graduated from University of Harbin in 1992 with a Bachelor of Arts degree in foreign languages.

See biography of Mr. Ivan Wong in paragraph (A) above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 30, 2005	NT HOLDING CORP.

By:	/s/Ivan Wong
Ivan Wong
President